Exhibit 99.1

Blackstone Holdings II L.P. By: Blackstone Holdings I/II GP L.L.C., its general partner	08/26/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary
Blackstone Holdings I/II GP L.L.C.	08/26/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary
Blackstone Inc.	08/26/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary
Blackstone Group Management L.L.C.	08/26/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary
/s/Stephen A. Schwarzman	08/26/2026
Stephen A. Schwarzman